                                                                   Exhibit 10.23

                           INDEX TO LEASE AGREEMENT
                           ------------------------

ARTICLE I       LEASED PREMISES

ARTICLE II      TERMS OF LEASE

ARTICLE III     BASIC MONTHLY RENT

ARTICLE IV      SECURITY DEPOSIT

ARTICLE V       USE OF LEASED PREMISES

ARTICLE VI      IMPROVEMENTS BY LESSOR

ARTICLE VII     SIGNS

ARTICLE VIII    ALTERATIONS BY LESSEE

ARTICLE IX      MAINTENANCE AND REPAIR

ARTICLE X       MAINTENANCE OF COMMON AREA

ARTICLE XI      TAXES AND OTHER IMPOSITIONS

ARTICLE XII     UTILITIES

ARTICLE XIII    INSURANCE AND DAMAGES

ARTICLE XIV     LESSEE'S PROPERTY

ARTICLE XV      ACCESS TO LEASED PREMISES

ARTICLE XVI     QUIET ENJOYMENT

ARTICLE XVII    ESTOPPEL CERTIFICATE; SUBORDINATION; ATTORNMENT

ARTICLE XVIII   EVENTS OF DEFAULT; LESSOR'S REMEDIES AND DAMAGES

ARTICLE XIX     INDEMNIFICATION; SUBROGATION

ARTICLE XX      NO WAIVER

ARTICLE XXI     EMINENT DOMAIN

ARTICLE XXII    RENT ADJUSTMENT FORMULA

ARTICLE XXIII   OPTION TO RENEW

ARTICLE XXIV    ASSIGNMENT AND SUBLETTING

ARTICLE XXV     SURRENDER

ARTICLE XXVI    MISCELLANEOUS

ARTICLE XXVII   BINDING CLAUSE

ARTICLE XXVIII  NOTICE TO SELL

This LEASE AGREEMENT (hereinafter referred to as "Lease") (hereinafter referred to as "Lease") made on this 23 day of November, 1998, by and between Robert M. Mumma, II, G.R.A.T., having offices at Box E, McCormick Road, Bowmansdale, Pennsylvania, (hereinafter referred to as "Lessor") and QTL Corporation, having offices at 1353 Dayton Street, Salinus, CA, 93962, (hereinafter referred to as "Lessee").

     WHEREAS, the Lessor wishes to lease to the Lessee and the Lessee wishes to lease from the Lessor, that certain portion of the premises herein described in "Exhibit A".

     INTENDING TO BE LEGALLY BOUND HEREBY, the Lessor and the Lessee agree as follows:
                          ARTICLE I -- LEASED PREMISES

     1. The Lessor leases to the Lessee and the Lessee leases from the Lessor that certain portion (hereinafter referred to as the "Leased Premises") of a building (hereinafter referred to as the "Building'") as designated on the site plan (Exhibit B), construction drawings (Exhibit C), specification (Exhibit D), leasehold improvements by Lessor/Lessee (Exhibit E), and rendering (Exhibit F) , hereafter to be erected at 1520 Bobali Drive, Harrisburg, Pennsylvania, 17104 (hereinafter referred to as the "Center"` or "Entire Premises") located in Swatara Township, Dauphin County, Pennsylvania, the leased premises containing 50,000 square feet of net rentable floor space, with the leased premises being measured from the outside building line of each wall of the leased premises or, in the case of those walls separating the leased premises from the other portions of the building, down the center lines of such walls, together with the right to the nonexclusive use in common with others to use some of all such automobile parking areas, corridors and pathways and other facilities as may be designated by Lessor from time to time as more fully set forth in and subject to the terms and conditions of this Lease, and to such rules and regulation for the use thereof as may be prescribed from time to time by the Lessor in accordance with this Lease.

     1. The term (hereinafter referred to as the "Term") of this Lease shall be for a period of ten (10) years, and shall commence on the earlier of the following dates: (1) the date which is one (1) day after the Lessor or the Lessor's supervising architect or agent notifies Lessee in writing that the Lessor has substantially completed all of the improvements (hereinafter referred to as "Improvement") required to be constructed pursuant to this Lease and a certificate of occupancy has been issued by the issuing authority, or (2) the date on which the Lessee takes possession of the Leased Premises, whichever shall first occur. However, Lessor represents to Lessee that occupancy will take place no later than June 1, 1999.

     2. Immediately upon demand therefor, the Lessee shall deliver to the Lessor a statement acknowledging the date upon which the Term commenced, which statement shall be in form and substance satisfactory to the Lessor.

     3. Notwithstanding anything to the contrary, in no event shall the Term extend beyond ten (10) years from commencement. ( Except to the extent permitted by the terms of this Lease).

     4. Except to the extent permitted by the terms of this Lease, in the event that the Lessee shall continue to occupy the Leased Premises beyond the Term hereof and the Lessor elects to accept rent therefor, a tenancy at will from month to month only shall be created and no tenancy for any longer period of time shall be deemed to exist.

                       ARTICLE III -- BASIC MONTHLY RENT

     1. The Lessee shall pay to the lessor as basic monthly rent (hereinafter referred to as "Basic Monthly Rent") for the Leased Premises the sum of Fifteen Thousand Six Hundred

Twenty Five Dollars ($15,625.00), all in advance, on the first day of every calendar month during the Term hereof without deduction or setoff (except as otherwise permitted herein). In the event that the Term of the Lease shall commence or end on a day other than the first of the month, the Lessee shall pay for such time period minimum rental equal to one-thirtieth (1/30th) of the Basic Monthly Rent multiplied by the number of rental days of such fractional month.

                         ARTICLE IV -- SECURITY DEPOSIT

     1. Concurrently with the execution of the Lease, the Lessee shall deposit with the Lessor the sum of Fifteen Thousand Six Hundred Twenty-five Dollars ($15,625.00) as security for the full, timely and faithful observance and performance by the Lessee of the provisions of this Lease on the part of Lessee to be observed or performed. The said security deposit (hereinafter referred to as the "Security Deposit") shall be held by the Lessor throughout the Term hereof and the Lessee shall not be entitled to interest thereon.

     2. If at any time during the term, a default by the Lessee (hereinafter referred to as "Default by Lessee ) shall occur by reason of the failure of the Lessee to make a prompt payment when due of Basic Monthly Rent or additional rent (hereinafter referred to as "Additional Rent") or any other sum owing by the Lessee to the Lessor, then the Lessor may appropriate and apply any portion of the Security Deposit as may be necessary to the payment of the overdue Basic Monthly Rent, Additional Rent or any other sum owing by the Lessee to the Lessor.

     3. If on the termination of the tenancy of the Lessee or for any other reason, the Lessee does not leave the Leased Premises in the same condition which they existed at the beginning of the term, reasonable wear and tear excepted, then, in addition to any and all other rights as remedies of which the Lessor may be possessed, the Lessor may appropriate and apply any portion of the security Deposit, as may be reasonably necessary to return the Leased Premised to such condition.

     4. Any remaining Security Deposit not so applied pursuant to paragraphs 2 and 3 of this Article shall be returned by Lessor to Lessee without demand, without interest, within thirty (30) days after the end of the Term.

     5. The Lessee acknowledges that the Security Deposit is not to be considered as the final Basic Monthly Rent.

     6. The Lessor may deliver the Security Deposit to any purchaser of Lessor's interest in the Leased Premises, in the event that such interest is sold, and thereupon Lessor shall be discharged from any further liability with respect to such Security Deposit, and Lessee agrees to look solely to such purchaser for the return of such Security Deposit.

                      ARTICLE V -- USE OF LEASED PREMISES

     1. The Leased Premises shall be occupied and used for warehousing, wholesale and retail sales, if applicable, offices for administration and sales, including the purposes of warehousing, distribution, and manufacturing Lessee's full range of products similar and/or equal to current production and/or warehousing facilities located at 1830 S. 19th Street, Harrisburg, Pennsylvania, 17104, or any other legal use so long as all products stored conform to all state and federal regulation pertaining to the storage, maintenance or possession of products defined as toxic under applicable standards. Lessee agrees that it will not store, possess or dispose of any product in other than the manner prescribed by applicable regulations.

     2.   The Lessee covenants and warrants to the Lessor:

          a. Not to use the Leased Premises or permit the Leased Premises to be used for any unlawful purpose or any purpose not specifically permitted by this Lease.

          b. Not to use or occupy or suffer or permit the Leased Premises or any part thereof to be used or occupied in any manner so as to increase the cost of fire or other casualty insurance over and above the normal cost of such insurance for the type and location of the Building or contrary to the Lease.

          c. Not to display any merchandise or other items outside the Leased Premises nor in any way obstruct the sidewalks adjacent thereto.

          d. Not to place garbage, rubbish, trash or containers thereof outside the Leased Premises except in such containers, if any, which the Lessee shall have provided for such purpose with the approval of the Lessor.

          e. To load and unload all merchandise and other items and to cause the collection of garbage, rubbish and trash through such doors, if any, of the Leased Premises as the Lessor shall have designated for such purpose.

          f. To keep the Leased Premises in a good, safe, clean and proper condition.

          g. To prevent the Leased Premises form being used in any way which shall injure or damage the same or the Building or which may be or result in a nuisance, annoyance, inconvenience or damage to the other tenants of the Building.

          h. To abide by all reasonable rules and regulations established by Lessor, from time to time, with respect to the Building, provided, however, that no such rules or regulations shall prohibit or unreasonably hinder the use of the Leased Premises for the purpose referred to in this Article not interfere with Lessee's right to quiet enjoyment of the premise.

                      ARTICLE VI -- IMPROVEMENTS BY LESSOR

     1. The Lessor shall construct the Leased Premises incorporating in such construction all items of work in accordance with the plans and specifications set forth in Exhibit B, C, D, E and F (except for Tenant leasehold improvements). Lessor agrees to complete construction to permit occupancy by Lessee on May 1, 1999.

     2. Lessor shall have the exclusive right to determine the architectural design and the structural, mechanical and other standard details and specifications of the Improvements, including, but not limited to, the type of materials and the manufacturer and supplier thereof. All construction by Lessor shall be done in a good and workmanlike manner and in accordance with all building and fire codes.

     3. In the event that the Lessor shall be unable to complete the Improvements so that the Premises are fully usable by lessee for its intended production and/or distribution, Lessee shall not be liable for any Basic Monthly Rent, Additional Rent or other amount herein reserved until such time as the Lessor shall deliver possession of the leased Premises to the Lessee in said condition, subject to the provisions hereinafter set forth.

                              ARTICLE VII -- SIGNS

     1. Subject to the provisions hereof the lessee as part of this Lease will erect a sign (hereinafter referred to as the "Sign") conforming to those signs already placed (hereinafter referred to as "Sign") on the exterior portion of the Building. The design for and size of the Sign together with the location will be at the discretion of Lessor. The Lessee, will have the right to designate the proper name to be inserted. Size, shape, color and style of letters to be at the discretion of Lessor.

                     ARTICLE VIII -- ALTERATIONS BY LESSEE

     1. The Lessee shall not make or permit to be made any alteration, improvements or additions (hereinafter collectively referred to as "Alterations") to the Leased Premises or any part thereof without first obtaining the written consent in writing of the Lessor. The Lessor shall not be required to give such consent which shall not be unreasonably withheld and in the event that the Lessor shall give such consent, such consent may be conditioned upon the fulfillment of such requirements as the Lessor shall determine. All Alterations to the Leased Premises shall be made in accordance with all applicable laws and governmental rules and regulations and shall immediately become the property of the Lessor and shall remain for the benefit of the Lessor; provided, however, that if prior to the termination of this Lease, or within thirty (30) days thereafter the Lessor so directs by notice to the Lessee that the same be removed, the lessees shall at its cost and expense promptly remove such of the alteration which were placed on the leased Premises by the lessee and which are designated in said notice and repair any damage occasioned by such removal to the reasonable satisfaction of the lessor and in default thereof the Lessor may effect said removals and repairs at the lessee's cost and expense and the lessee shall pay the cost and expense thereof to the Lessor upon demand as Additional Rent. In the event of the making of such Alteration as herein provided, the lessee shall indemnify and save the Lessor harmless of and from any and all loss and damage. The foregoing notwithstanding, Lessee shall not be required to remove the permanent Leasehold improvements to be constructed by Lessee such as office partitions. Lessee shall also have the right to remove its trade fixtures, shelving, machinery and equipment provided it repairs any damage caused by such removal.

     2. In the event that the Lessee shall make any Alteration to the leased premises pursuant to Section 1 of this Article, the Lessee shall promptly pay when due all contractors and materialmen who shall have supplied labor, work or materials to the Lessee. In addition, the Lessee shall take all other steps, including without limitation the timely filing of stipulations or waivers or releases of liens signed by all contractor, subcontractors or materialmen. In the event that any Mechanic's Lien shall be filed with respect to the Leased Premises for work performed by or on behalf of the Lessee, the Lessee shall bond against or cause the same to be discharged within thirty (30) days after the Mechanic's Lien has been filed or formal notice of said lien has been issued, whichever shall first occur, regardless of the validity of such Mechanic's Lien. Nothing contained in this Lease or otherwise is intended to authorize the Lessee to do or cause any work or labor to be done or any materials to be supplied for the account of the lessee, all of the same being solely for the Lessee's account and at the Lessee's sole risk, cost and expense.

                      ARTICLE IX -- MAINTENANCE AND REPAIR

     1.  Repairs and Maintenance by Lessee

          (a) Lessee shall at all times at its own expense keep and maintain the Leased Premises (including, but not limited to, all entrances and the inside and outside of all glass in the doors and windows and all partitions, doors, fixtures, signs, equipment and appurtenances thereof in good order and repair and in a neat, safe, clean and orderly condition, including, but not limited to, making all nonstructural ordinary and extraordinary, foreseen and unforeseen repairs and replacements to the Leased Premises, including, without limitation, repairs and replacements to the plumbing and sewage facilities within the Leased Premises or under the floor slab including free flow up to the main sewer line, electrical, heating ventilation and air conditioning systems and escalators and elevators, if any, and mechanical systems and installations therein, provided however that Lessee shall not be responsible for any repairs or defects caused by faulty construction by Lessor and Lessor agrees to repair or correct the same. Lessee shall not overload the electrical wiring serving the Leased Premises or within the leased Premises, and will install at its own expense but only after obtaining Lessor's written approval, which shall not be unreasonably withheld, any additional electrical wiring which may be required in connection with the Leased Premises.

          (b) Lessee will repair promptly at its own expense any damage (whether structural or nonstructural) to the Leased Premises caused by any construction or alterations performed by Lessee or bringing into the Leased Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused solely by the negligence of Lessor or its servants or employees.

          (c) In the event Lessee defaults in the performance to Lessor's satisfaction of any of its obligations and under this Section 1, and such default continues for a period of ten (10) days after written notice from Lessor (except that in an emergency no notice shall be required), Lessor, in addition to Lessor's other remedies under this Lease, at law or in equity, may (but shall not be obligated to do so) cure such default on behalf of Lessee without any liability of Lessor, its agents, servants, employees, contractors or subcontractors for damage to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof and Lessee shall reimburse Lessor, as Additional Rent, upon demand, for any sums paid or costs incurred in curing such default, plus administrative costs of Lessor in a sum equal to twenty percent (20%) of such sums and costs.

     2. Structural Repairs. Except as otherwise provided by Section 1, structural portions of the Premises, the roof of the Leased Premises and those portions of the exterior of the Leased Premises, including parking areas, which Lessee is not obligated to maintain pursuant to Section 1 will be repaired by Lessor provided Lessee gives Lessor notice specifying the need for and nature of such repairs, provided however, if Lessor is required to make any repairs to such portions of the Leased Premises by reason, in whole or in part of the negligent act of failure to act by Lessee or Lessee's agent. Servants, employees, contractors or subcontractors, or by reason of any unusual use of the Leased Premises by Lessee (whether or not such use is a permitted use hereunder), Lessor may collect the cost of such repairs, as Additional Rent, upon demand. For the purpose of this Lease, any difference in floor level, shifting of floor slab, or deviation in finished floor height resulting from the insertion or construction of an expansion joint or strip in the floor slab shall not be deemed a structural defect requiring repair by Lessor, but rather, a normal construction practice which shall be Lessee's responsibility to appropriately plan for in its construction and use of the Leased premises.

     If, without Lessor's prior consent, Lessee performs any alterations, additions, improvements, changes, affixations of chattels or other work which affects the structural portions of the Leased Premises and/or the roof of the Building and/or that portion of the exterior of the Leased Premises which Lessor is obligated to repair pursuant to Section 2 (a) or which affects the structural integrity of the Building, such action by Lessee shall release and discharge Lessor as of the commencement of such alteration, addition, improvement, affixation or other work of and from such repair obligation and thereafter Lessee agrees to be solely responsible for the maintenance, repair, and replacement of any or all such structural portions, roof, exterior and building which have been affected as aforesaid; provided, in the event Lessee shall default in the performance, to Lessor's satisfaction, of such responsibilities, Lessor, in addition to Lessor's other remedies under this Lease, at law or in equity, may (but shall not be obligated to do so) cure such default on behalf of Lessee without any liability of Lessor, its agents, servants, employees, contractors or subcontractors for damage to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof, and Lessee shall reimburse Lessor, as Additional Rent, upon demand, for any sums paid or costs incurred in curing such default, plus administrative costs of Lessor in a sum equal to twenty percent (20%) of such sums and/or costs. For the purposes of the foregoing, if Lessee performs any such alterations, additions, improvements, changes, affixation or other work in a manner not consistent with Lessor's prior consent thereto, such work shall be deemed to have been performed without Lessor's consent. The foregoing notwithstanding, Lessee shall have no liability for and shall be reimbursed by Lessor for the cost of repairs made by Lessee which are the responsibility of Lessor hereunder and which Lessor failed to make after ten (10) days written notice from Lessee to Lessor, unless Lessor disputes responsibility.

     3. The Lessee shall place throughout the leased premises such fire extinguishers as are necessary in order to comply with all applicable laws and shall maintain the same in good working order and repair. In the event that the Lessee refuses or neglects to provide such fire extinguishers, the Lessor may, but shall not be required to provide the same and the Lessee shall pay the cost and expense thereof to the Lessor upon demand as Additional Rent. In the event that the fire extinguishers are provided by the Lessee as required herein, the fire extinguishers shall be and remain the property of the Lessee.

                    ARTICLE X -- MAINTENANCE OF COMMON AREA

     1. The Lessor shall provide such approaches, exits, entrances, and roadways as the Lessor shall determine to be appropriate for the nonexclusive use of the Lessee, its employees, agents and customers. Subject to the other provisions of this Lease, the Lessor shall maintain such approaches to 1520 Bobali Drive, Harrisburg, Pennsylvania, 17104, as recorded, i.e. exits, entrances, paved areas, and roadways, and all lawns and other exterior areas under the control of the Lessor ( all of the foregoing being hereinafter referred to as "Common Areas") in good condition and repair, and with respect to such approaches, exits, entrances, paved areas, and roadways as aforesaid, reasonably clear of snow and ice.

     2. During the term and all renewals thereof, the Lessee shall pay to the Lessor as Additional Rent, which sum shall be paid monthly by the Lessee to the Lessor together with the Basic Monthly Rent which shall constitute the Lessee's share of the cost of the maintenance of the Common Areas including snow, lawn care and parking areas but not to include trash removal or the cost of a trash container, or security lighting. The cost of trash removal shall be paid by the Lessee. The Lessee shall pay its pro rata share of the cost of all security lighting as determined by the Lessor.

     3. Lessee's net rental area is 50,000 square feet, divided into the total Building of 50,000 square feet. Included with printout will be copies of invoices submitted by subcontractors. Notwithstanding the foregoing, the Lessor shall not take any action nor permit any other tenant of the Lessor to take any action which would hinder or impede reasonable access to the Leased premises over the roadway known as 1520 Bobali Drive, Harrisburg, Pennsylvania, 17104.

                   ARTICLE XI -- TAXES AND OTHER IMPOSITIONS

     1. Within thirty (30) days after each billing is transmitted to the Lessee, the Lessee shall pay as Additional Rent the Lessee's proportionate share of all levies, taxes, assessments, water and sewer rates and charges, liens, and license and permit fees, charges for public utilities and all other charges, imposts and burdens of whatsoever nature, general or special, foreseen or unforeseen, whether or not particularized by name, ordinary or extraordinary, which are applicable to the Term of this Lease, and which are created, levied, assessed, confirmed, adjudged, imposed or charged by any federal, state or municipal government or public authority of whatsoever nature, or under any law or governmental rule or regulation, or pursuant to any recorded covenants or agreements (all of which are hereinafter referred to as "Impositions") upon or with respect to the Leased Premises, the Lot upon which the same is located or any improvements made thereto, any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Leased Premises. Or upon this transaction or any related documents to which the Lessee is a party, or against the Lessor because of the lessor's estate or interest herein. The Lessee's proportionate share of such Impositions shall be determined by dividing the total area of the leased premise by the total area of the building and applying the percentage thus calculated to the total amount of the Impositions due. The Lessee shall pay each such Imposition at the Lessor's election to the Lessor directly or to the government or other public authority charged with the collection of such Impositions; and in the latter event, the Lessee shall furnish to the Lessor, not later than thirty (30) days following such payment, a receipt or other evidence satisfactory to the Lessor of the payment of such Impositions.

     2. Nothing contained in this Lease shall be deemed to require the Lessee to pay any income, sales, gross receipts, business privilege, transfer or excess profits tax imposed or assessed upon the Lessor by reason of its collection of rents under the Lease. Lessee shall be responsible for any mercantile taxes relating to its business.

     3. Notwithstanding the foregoing provisions of this Article, in the event that any mortgages of the Lessor requires monthly installment payments of the Impositions or in the event that any mortgagee of the lessor requires monthly installment payments of the Impositions or in the event that the lessee fails to pay the Impositions when due, the Lessor shall have the right, at its election, but not the duty, to require the Lessee to pay to the Lessor or to any mortgagee of the lessor, at the time when the installment of basic monthly Rent is payable hereunder, an amount equal to one-twelfth (1/12th) of the annual Impositions as estimated by the lessor. In the event an actual billing is transmitted to the lessee, the Lessee shall also pay as Additional Rent the amount by which the Impositions becoming due exceed the monthly payments of account thereof previously made by the Lessee. The Lessor shall have no liability to the lessee on account of any estimate made by the lessor with respect to any Imposition or by reason of the fact that any such estimate exceeded or was less than the amount of such Imposition. Any payments by Lessee which turn out to be in excess of the Impositions actually owed shall be returned promptly by Lessor to Lessee. The amounts paid by the lessee pursuant to this Section shall be used to pay the Impositions but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon by the Lessor.

     4. The Lessor shall have the right, but not the duty, to contest the validity or amount of any imposition or to recover payments made on account thereof. The lessee shall cooperate fully with the lessor with respect to such proceedings to the extent reasonably necessary and shall pay to the lessor all reasonable costs and expenses, including without limitation attorneys fees, incurred in connection with such proceedings as Additional Rent promptly upon being billed therefore. In the event that the Lessor shall elect not to contest the validity or amount of any real estate tax (or assessment pertaining thereto) which is referred to in this Article and which is, included within the definition of "Impositions" referred to therein, then the lessee shall have the right, but not the duty, to contest the same at its own cost and expense and in such case, any amounts to be recovered, net reasonable attorneys fees, shall be distributed on an equitable basis between the Lessor and the Lessee.

                           ARTICLES XII -- UTILITIES

     1. The Lessee shall pay for the cost and expense of all utilities and other services rendered furnished to the Leased Premises during the term, including without limitation heat, water service, sewer service, gas, electricity, telephone service and trash disposal service together with all taxes levied or assessed thereon and other charges on such utilities or services. In no event shall the lessor be liable for the quality, quantity, failure or interruption of such utilities or services to Leased Premises. The following utilities shall be separately metered for the leased Premises: heat, water service, sewer service, gas, electricity, and telephone service. Notwithstanding the foregoing, in the event that such utilities or services are not separately metered for the Lessee, then the Lessee shall pay from time to time as Additional Rent within thirty (30) days after billing by the Lessor the Lessee's proportionate share of the cost and expense of such utilities and other services, by dividing the total area of the leased premise by the total area of the building and applying the percentage thus calculated to the total amount of the Impositions due.

                     ARTICLES XIII -- INSURANCE AND DAMAGE

     1. The Lessee shall maintain and keep in effect throughout the Term hereof with policies from an insurer and in form and substance reasonably satisfactory to the lessor and its lender.

         a. Insurance against loss or damage to the Leased Premises and all other improvements now or hereafter located thereon by fire and such other casualties as may be included in the broadest form of all-risk insurance from time to time available, in an amount equal to at least the full insurable replacement value of the leased Premises and all improvements thereon, the policy to have attached thereto replacement cost.

     2. Lessee will keep in force with companies licensed to do business in the state where the Leased Premises is located at Lessee's expense at all times during the term of this Lease and during such other times as Lessee occupies the leased Premises for any part there:

         (a) Public liability insurance with respect to Leased Premises, if any, and the business operated by Lessee and any subtenants, licensees and concessionaires of Lessee in or from the leased Premises with minimum limits of Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of one person, and One Million Dollars ($1,000,000.00) on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and property damage insurance with minimum limits of One Hundred thousand Dollars ($100,000.00). If the nature of Lessee's operation is such as to place any or all of its employees under the coverage of local workmen's compensation or similar statues, Lessee shall also keep in force, at its own expense, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits.

         (b) Upon request, Lessee will deposit with Lessor the policies of insurance required by the provisions of this Section, of certificates thereof, together with satisfactory evidence of the payment of the required premium, or premiums thereof.

         (c) All policies of insurance required to be carried by Lessee pursuant to this Lease shall provide that the policy shall not be subject to cancellation, termination or change except after ten (10) days prior written notice to Lessor and shall name Lessor as an additional insured as its interest may appear. In addition, such policies of insurance shall contain a provision substantially as follows: "It is understood and agreed that the insurance afforded by this policy or policies for more than one named insured shall not operate to increase the limits of the companies' liability, but otherwise shall not operate to limit or void the coverage of any one named insured as respects claims against the same named insured by any other named insured or the employees of such other names insured."

     3. (a) Lessee will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon or about the Leased Premises which will violate the provisions of Lessor's policies insuring against loss or damage by fire or other hazards (including, but not limited to, public liability), which will adversely affect Lessor's fire or liability insurance premium rating or which will prevent Lessor from procuring such policies with companies acceptable to Lessor, provided Lessee is first given adequate notice of the requirements of such policies. If anything done, omitted to be done or suffered to be done by Lessee, or kept or suffered by Lessee to be kept in, upon or about the leased Premises shall by itself or in combination with other circumstances existing at the Building of which the Leased Premises are a part, cause the premium rate of fire or other insurance on the Leased Premises or other property of the Building of which the Leased Premises are a part, in companies acceptable to lessor to be increased beyond the established rate from time to time fixed by the appropriate underwriters with regard to the use of the leased Premises for the purposes permitted under this Lease or to such other property in the Building of which the Leased Premises are a part, for the use or uses made thereof; Lessee will pay the amount of such increase or, in the event that the other circumstances existing at the Building of which the Leased Premises are a part, shall have contributed to such increase, such equitable portion of such increase as reasonably determined by Lessor, as Additional rent upon Lessor's demand and will thereafter pay the amount of such increase, as the same may vary from time to time, with respect to every premium relating to coverage of the Leased Premises during a period falling within the Term of this Lease until such increase is eliminated. In addition, if applicable, Lessor may at its option rectify the condition existing on the Leased Premises which caused or was a contributing cause of the increased premium rate in the event that the Lessee should fail to do so and may charge the cost of such action to Lessee as Additional Rent, payable on demand. In determining whether increased premiums are the result of Lessee's use of the Leased Premises, a schedule, issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises.

         (b) If for any reason whatsoever including, but not limited to, the abandonment of the leased Premises, Lessee's failure to pay the insurance premium or Lessee's failure to occupy the leased Premises as herein permitted, Lessee fails to provide and keep in force any or all of the insurance policies set forth in this Lease, then in such event Lessee shall indemnify and hold Lessor harmless against any loss which would have been covered by such insurance.

         (c) If Lessee shall not comply with its covenants made in this Section, Lessor in addition to Lessor's other remedies hereunder may (but shall not be obligated to) cause insurance, as aforesaid, to be issued, and in such event Lessee agrees to pay the premium for such insurance as Additional Rent promptly upon Lessor's demand, or Lessor, at its option, may treat such failure to comply as a Deliberate Event of Default.

     4. (a) Throughout the Term of this Lease, Lessee shall pay to Lessor, an amount equal to the premium payment paid, or due within thirty (30) days, for insurance coverage on the Leased Premises obtained by the Lessor, pursuant to
Section 1. Such payment shall be made within fifteen (15) days from the date of an invoice provided by Lessor to Lessee.

         (b) In the event that the insurance policy covering the Leased
Premises obtained by the lessor pursuant to Section I covers all or a portion of the Building in addition to the Leased Premises, then the share of the Lessee of the insurance premium contribution to the Leased Premises shall be completed in accordance with the following formula:

                            Lessee's Share = P x LP
                            -----------------------
                                       B

"P" equals the dollar amount of the premium for the period in questions; LP equals the total number of square feet constituting the Leased Premises; B equals the total number of square feet in the Building covered by the policy in question.

     5. If the leased premises are damaged or destroyed so they cannot be repaired with reasonable diligence within one hundred eighty (180) days of the date of such damage or destruction, then either lessor or Lessee may terminate this Lease upon thirty (30) days' written notice to the other party; provided, however, that if Lessor has not entered into binding contracts within sixty (60) days of the date of damage for the repair and reconstruction of the Leased Premises within 180 days of the date of destruction, Lessee shall have the option, at its sole discretion, to terminate this Lease upon thirty (30) day's written notice to Lessor. In the event of such, termination on or after the sixtieth day after the date of damage, all rent and other charges payable by Lessee shall be payable only to the date of the damage or destruction and any rent or other charges paid in advance by Lessee shall be refunded by Lessor to Lessee to the extent that the same are for a period after the damage or destruction.

     6. If the Leased Premises are damaged or destroyed, but this lease is not terminated, as provided above, then Lessor shall rebuild and restore the leased Premises within such 180-day period and during the period from the date of such damage or destruction until completion of rebuilding and restoration, the charges payable by Lessee shall abate as follows:

         (a) If the Leased Premises are used during such period, then all rent and other charges payable hereunder by Lessee shall abate in the proportion that the damaged or destroyed portion bears to the whole and rent and other charges shall be paid on the basis of the number of square feet of floor area in the Leased Premises which are actually used:

         (b) If the leased Premises are not used during such period for any purpose by Lessee, then there shall be a complete abatement of all rent and other charges from the date of injury until completion of rebuilding and restoration.

     7. If any damage to or condition of the Leased Premises, which by this lease is Lessor's responsibility, shall in Lessee's reasonable judgment be considered of such a nature as to require emergency action, then lessee may undertake, at Lessor's expense, temporary emergency measures and Lessor shall reimburse Lessee on demand for the costs and expenses associated with such measures Lessee shall use its reasonable efforts to notify Lessor by telephone of any such emergency.

     8. The Lessor's obligation or election to restore the Leased premises under this Article shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property, owned, installed, made by or in the possession of the Lessee.

                       ARTICLE XIV -- LESSEE'S PROPERTY

     1. All of the lessee's personal property of every kind or description which may at any time be in the leased Premises shall be at the lessee's sole risk, or at the risk of those claiming under the lessee, and the Lessor shall not be liable for any damage to said property or loss suffered by the business or occupation of the Lessee caused by water from any source whatsoever or from the bursting, overflowing or leaking of sewer or steam pipes or from the sprinkler system or from the heating or plumbing fixtures or from electric wires or from gas or odors caused in any manner whatsoever. Provided however that Lessor shall be liable if the damage is the result of faulty construction on the part of Lessor or the failure of Lessor to make repairs for which Lessor is responsible after written notice from Lessee.

                    ARTICLE XV -- ACCESS TO LEASED PREMISES

     1. The lessee shall permit the Lessor and the Lessor's agents to inspect and examine the Leased Premises at any reasonable time during business hours, in company of a representative of the lessor and after reasonable notice to the Lessee, except in a bona fide emergency, to permit the lessor to make such repairs, decorations, alterations, improvements or additions in the Leased Premises or to the Building that Lessor may deem desirable or necessary, without the same being construed as an eviction of the Lessee in whole or in part and the Basic Monthly Rent and Additional Rent shall in no way abate while such repairs, decorations, alterations, improvements or additions are being made by reason of loss or interruption of the business of Lessee because of the prosecution of such work.

     2. The Lessor shall also have the right to enter the Leased Premises for a period commencing one hundred eighty (180) days prior to the termination of the Term of this Lease during business hours, in company of representative of the lessor and after reasonable notice to the Lessee, to permit the for the purpose of exhibiting the same to prospective tenants or purchasers. During said period the lessor may place signs in or upon the Leased Premises to indicate that same are for rent or sale, which signs shall not be removed, obliterated or hidden by Lessee.

                        ARTICLE XVI -- QUIET ENJOYMENT

     1. In The event that the Lessee shall pay the Basic Monthly rent, Additional Rent and other sums owing hereunder and shall perform and observe all of the covenants and duties and obligations herein required to be performed or observed on the Lessee's part, the Lessee shall, at all times during the Term, have the peaceable and quiet enjoyment and possession of the leased Premises without any manner of hindrance from the lessor or any persons lawfully claiming through the lessor, except as to such portion of the leased Premises as shall be taken under the power of eminent domain.

        ARTICLE XVII -- ESTOPPEL CERTIFICATE; SUBORDINATION; ATTORNMENT

     1. At any time, and from time to time, upon the written request of Lessor or any mortgagee, Lessee, within twenty (20) days of the date of such written request, agrees to execute and deliver to Lessor and/or such mortgagee, without charge and in a form satisfactory to Lessor and/or such mortgagee, a written statement (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Lessee is in occupancy of the leased Premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Lessor have been satisfied and performed except as shall be stated; (e) certifying that lessor is not in default under the Lease and there are no defenses or offsets against the enforcement of the Lease by Lessor, or stating the defaults and/or defenses claimed by Lessee; (f) reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Lessor, if any; and (h) any other information which Lessor or the mortgagee shall reasonably require.

     2. The failure of Lessee to execute, acknowledge and deliver to Lessor and/or any mortgagee a statement in accordance with the provisions of Section 1 above within the period set forth in Section 1 shall constitute an acknowledgment by Lessee which may be relied upon by any person holding or intending to acquire any interest whatsoever in the leased Premises that this Lease has not been assigned, amended, changed or modified, is in full force and effect and that the Basic Monthly Rent and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by Lessor or defenses or offsets against the enforcement of this Lease by Lessor which may exist prior to the date of the written request, and Lessor, at its option, may treat such failure as a Default by Lessee.

     3. Lessee agrees: (a) that except as hereinafter provided, this Lease is, and all of Lessee's rights hereunder are and shall always be, subject and subordinate to any first mortgage, leases of lessor's property (in sale-leaseback) pursuant to which Lessor has or shall retain the right of possession of the Leased Premises or any part thereof and to all advances made or to be made thereunder and to the interest thereon, and all renewal replacements, modifications, consolidations, or extensions thereof, and (b) that if the holder of any such Mortgage ("Mortgagee") or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Lessee will attorn to, and recognize such Mortgagee or purchase, as the case may be, as Lessor under this Lease for the balance then remaining of the Term of this Lease, subject to all terms of this Lease, and (c) that the aforesaid provisions shall be self-operative and no further instrument or document shall be necessary unless required by such Mortgagee or purchaser. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Lessee's consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording and in the event, to the extent set forth in such written document such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the Mortgagee and as though this Lease had been assigned to such Mortgagee. Should Lessor or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Lessee upon written request, and from time to time, will execute and deliver without charge and in form satisfactory of Lessor, the Mortgagee or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form. The subordination provisions contained herein shall be subject to the "Quiet Enjoyment" clause contained in Article XVI above.

     4. In the event Lessee fails to execute and deliver the instruments and documents as provided for above, within the time period set forth, Lessee does hereby make, constitute and appoint Lessor or such Mortgagee or purchaser, as the case may be, as Lessee's attorney-in-fact and in its name, place and stead to do so, or Lessor may treat such failure as a Default by Lessee. The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

       ARTICLE XVIII -- EVENTS OF DEFAULT; LESSOR'S REMEDIES AND DAMAGES

     1.   The following shall constitute Events of Default:

          (a) If Lessee defaults in the payment of any sum of money (whether Basic Monthly Rent, Additional Rent or otherwise) when due and such default shall continue for ten (10) days after the date of written notice from Lessor to Lessee.
          (b) Except for the payment of sums of money as described in Paragraph 1(b) above, if Lessee defaults in fulfilling any of the other covenants of this Lease on Lessee's part to be performed hereunder and such default shall continue for the period within which performance is required to be made by specific provision of this Lease, or, if no such period is so provided, for twenty (20) days after the date or written notice from Lessor to Lessee specifying the nature of said default, or, if the default so specified shall be of such a nature that the same cannot be reasonably cured or remedied with said twenty (20) day period, if Lessee shall not in good faith have commenced the curing or remedying of such default within such twenty day period and shall not thereafter diligently proceed therewith to completion.

          (c) If any execution or attachment shall be issued against Lessee or any of Lessee's property and shall not be discharged or vacated within ten (10) days after the issuance thereof.

          (d) If by order of a court of competent jurisdiction, a receiver or liquidation or trustee of Lessee or any guarantor of this Lease, or of any of its property, shall be appointed and shall not have been sequestered, and such decree shall have continued undischarged and unstayed for 30 days after the entry thereof or if any proceedings under the Federal Bankruptcy Act or any similar statute applicable to Lessee or any such guarantor, as or hereafter in effect, shall be instituted by or against it and shall not be dismissed within 30 days after such filing, or if Lessee or any such guarantor shall institute any such proceeding or shall consent to the institution of any such proceeding against it under any such law, or Lessee or any such guarantor shall consent the appointment of a receiver or liquidator or trustee of it or of all or any part of its property.

          (e) If Lessee shall abandon the leased Premises or if the Leased Premises shall be permitted to become vacant.

     2. In the event of a retaking of the Premises by the Lessor or upon the default by the Lessee and enforcement of its remedies in such event, Lessor shall:
          (a) have the obligation to make reasonable attempts to relet the Premises and thereby mitigate Lessee's damages. Rent recovered by such reletting shall be applied against Lessee's damages.

          (b) Such reletting shall be in an arm's length transaction and Lessor may not relet rent free.

          (c) Upon such reletting the lessee shall be released from any liability under the lease as though the same had terminated by its terms and except for any damages not mitigated under Paragraph 2 (a) above.

     3. Upon or after the occurrence of any one or more of such Events of Default, and upon Lessee's failure to cure as provided if the Term shall not have commenced Lessor may immediately cancel this Lease by written notice to Lessee, or if the Term shall have commenced Lessor may serve upon Lessee a written notice that this Lease and the Term will terminate on a date to be specified therein, which shall not be less than ten (10) days after the date of such notice and in either event, Lessee shall have no right to avoid the cancellation or termination by payment of any sum due or by other performance of any condition, term or covenant broken. Upon the date specified the aforesaid notice of termination, this Lease and the term hereof shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease and such term, and Lessee shall then quit and surrender the Leased Premises to Lessor, but notwithstanding any statute, rule of law, or decision of any court to the contrary, Lessee shall remain liable as set forth hereinafter. Notwithstanding Lessors election to terminate this Lease, Lessor may reinstate this Lease at any time thereafter, and a letter from Lessor, its agent or the attorney for Lessor setting forth Lessor's exercise of its option to reinstate the lease shall be sufficient to reinstate this lease upon all of its terms and conditions, without any other notice to or from either party to the other.

     4. Upon or after any one or more Events of Default; or if the notice provided for above in Section 3 hereof shall have been given and this Lease shall be terminated; or if the leased Premises become vacant or deserted; then, in all or any of such events, in addition to, and not in lieu of all other remedies of Lessor, Lessor may without notice terminate all services (including, but not limited to, the furnishing of utilities) and/or reenter the leased Premises, or by summary proceedings or otherwise dispossess Lessee and the legal representative of Lessee or other occupant of the Leased Premises, and remove their effects and repossess and enjoy the Leased Premises, together with all alteration, additions and improvements, all without being liable to prosecution or damages therefor.

     5.   Additional Remedies of Lessor.

          (a) In the event of any Event of Default, termination and/or dispossession by summary proceedings or otherwise, in addition to, and not in lieu of, all other remedies which Lessor has under this lease, at law or in equity: (1) the Basic Monthly Rent shall become due thereupon and be paid up to the time of such reentry, dispossession and/or expiration; and (2) Lessor may relet the Leased Premises or any part or parts thereof either in the name of Lessor or otherwise, for a term which may at lessor's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and may grant reasonable concessions or free rent and (3) Lessor, at Lessor's option, may make such alterations, repairs, replacements and/or decorations in the leased Premises as Lessor in Lessor's sole judgment considers advisable and necessary for the purpose of reletting the Leased Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Lessor from liability hereunder as aforesaid. Lessor shall in no event be liable in any way whatsoever for failure to relet the Leased Premises, or in the event that the Leased Premises are relet, of failure to collect the rent thereof such reletting.

          (b) In any of the circumstances mentioned in the foregoing section in which Lessor shall have the right to hold Lessee liable as therein provided, Lessor shall have the election, in place and instead of holding Lessee so liable, forthwith to recover against Lessee, as liquidated damages for loss of the bargain and not as a penalty, a sum equal to the Basic monthly Rent multiplied by the number of months and fractional months which would have constituted the balance of the Term, together with costs and attorney's fees.

          (c) In the event of a breach or threatened breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in the lease of any particular remedy shall not preclude Lessor from any other remedies under this Lease, either now or hereafter existing at law or in equity or by statute.

     6.   Confession of Judgment.

          (a) When this Lease shall be terminated or canceled by reason of the breach of any provision hereof either during the original term of this Lease or any renewal thereof and also as soon as the Term hereby created or any renewal thereof shall have expired, it shall be lawful for any attorney as attorney for Lessee to file an agreement for entering in any court of competent jurisdiction and amicable action and confession of judgment in ejectment against Lessee and all persons claiming under Lessee for the recovery by Lessor of possession of the

Leased Premises, for which this Lease or a true and correct copy thereof shall be his sufficient warrant, whereupon, if Lessor so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be terminated and possession remain in or be restored to Lessee, Lessor shall have the right upon any subsequent default or defaults, or upon the termination of cancellation of this lease as hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession as aforesaid.

     7.   Security Interest.

          (a) In addition to any other remedies the Lessor shall have in this Lease, in the Event of Default, the Lessor shall have a lien as security for the payment of the rent aforesaid upon all of the goods, wares, furniture and fixtures, machinery and equipment which are or may be put upon the Premises, and such liens may be enforced in the nonpayment of any rent by the taking and sale of such property under the terms of the Uniform Commercial code and Lessee agrees to execute such additional forms and documents as may be reasonably required to perfect the security interest of the Lessee. Lessor agrees to release or subordinate any of its landlord liens to any and all liens against Lessee held by Lessee's banks.

          (b) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised, and Lessee authorizes any Prothonotary or clerk to enter a writ of execution or other process upon Lessee's voluntary waiver and further agrees that said real estate may be sold on a writ of execution or other process.

          (c) the right to three (3) months' notice and/or fifteen (15) or thirty (30) days' notice required under certain circumstances by The Landlord and tenant Act of 1951, hereby agreeing that seven (7) days notice shall be sufficient in either or any such case.

                    ARTICLE XIX -- INDICATION; SUBROGATION

     1.   Indemnification and Waiver of Claim.

          (a) Lessee will defend and, except to the extent caused by the negligence of Lessor, its agents, servants, and employees, will indemnify Lessor and its agents and save them harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, attorney's fees and disbursements) in connection with the loss of life, personal injury or damage to property or business arising from, related to, or in connection with the occupancy or use by Lessee of the Leased Premises or any part of Lessor's property or occasioned wholly or in part by act or omission of Lessee, its contractors, subcontractors, subtenants, licensees or concessionaires, or its or their respective agent, servants or employees. Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be expended or incurred by Lessor and/or its agent in successfully enforcing the covenants and agreements of this Lease.

     2. Unless and then solely to the extent such damage is caused by the negligent acts or omissions of Lessor, or its agents, servants, and employees, neither Lessor, nor its respective agents, servants, employees or contractors shall be liable for, and Lessee, in consideration of Lessor's execution of this Lease, hereby releases all claims for loss of life, personal injury or damage to property or business sustained by Lessee or any person claiming through Lessee resulting from any fire, accident, occurrence or condition in or upon any part thereof (including, without limitation, the leased Premises and the Building) including, but not limited to, such claims for loss of life, personal injury or damage resulting from (1) any defect in or failure of plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, water pipes, stairs, railings or walks; (2) any equipment or appurtenances being out of repair; (3) the bursting, leaking or running of any tank, washstand, water closet; waste pipe, drain or any other pipe or tank in, upon or about; (4) the backing up of any sewer pipe; (5) the escape of steam or hot water; (6) water, snow or ice being upon oncoming through the roof or any other place upon or near the leased Premises or the building of which the same is a part or otherwise; (7) the falling of any fixture, plaster or stucco; (8) broken glass; (9) any act of omission of other tenants or other occupants; and (10) any act or omission of lessor, its agent or their respective principals, agents, servants and employees whether occurring on, prior to, or subsequent to the date of this Lease. The foregoing waiver and release is intended by Lessor and Lessee to be absolute, unconditional and without exception and to supersede any specific repair obligation imposed upon Lessor hereunder.

     3. Subrogation. In the event the leased Premises or its contents are damaged or destroyed by fire or other insured casualty, (a) Lessor, to the extent of the coverage of Lessor's policies of fire insurance with extended coverage endorsements, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in art, by the negligence of lessee, its agents, servants or employees, and (b) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of lessor, its agents, servants or employees, provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance with extended coverage endorsements (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the other party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party, upon demand. In the event the party requesting the waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

                            ARTICLE XX -- NO WAIVER

     1. No failure on the part of the Lessor to exercise, and no delay in exercising, any right or remedy of which it may be possessed shall operate as a waiver thereof, nor shall any single or partial exercise by the lessor of any right or remedy of which it may be possessed preclude any other or future exercise thereof or the exercise of any other right or remedy.

                         ARTICLE XXI -- EMINENT DOMAIN

     1. Total Condemnation. If the whole of the leased Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof then this Lease shall terminate as of the date on which possession of the Leased Premises is required to be surrendered to the condemning authority, and Lessee shall have no claim against lessor or the condemning authority, and lessee shall have no claim against Lessor or the condemning authority for the value of the unexpired term of this lease.

     2. Partial Condemnation. If any part of the leased Premises shall be so taken or conveyed and if such partial taking or conveyance shall render the leased Premises unsuitable for the business of the lessee, then the term of this Lease shall cease and terminate as of the date on which possession of the Leased Premises is required to be surrendered to the condemning authority and Lessee shall have no claim against Lessor or the condemning authority for the value of any expired term of this lease. In the event such partial taking of conveyance is not extensive enough to render the leased Premises unsuitable for the business of Lessee, this Lease shall continue in full force and effect except that the Basic Monthly rent shall be reduced in the same portion that the floor area of the Leased Premises so taken or conveyed bears to such floor area immediately prior to such taking or conveyance such reduction commencing as of the date Lessee is required to surrender possession of such portion. Lessor shall promptly restore the leased Premises, to the extent of condemnation proceeds available for such purpose, as neatly as practicable to a condition comparable to their condition at the time of such condemnation less the portion lost in the taking or conveyance and Lessee shall promptly make all necessary repairs, restoration and alterations of Lessee's fixtures, equipment and furnishings and shall promptly reenter the leased Premises and commence doing business in accordance with the provision of this Lease. For purposes of determining the amount of funds available for restoration of the Leased Premise from the condemnation award said amount will be deemed to be that part of the awarded which remains after payment of Lessor's reasonable expenses incurred in recovering same and of any amounts due to any mortgagee of lessor, and which represents a portion of the the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the leased premises.

                    ARTICLE XXII -- RENT ADJUSTMENT FORMULA

     The Basic Monthly Rent shall be Fifteen Thousand Six Hundred Twenty-Five Dollars ($15,625.00) for years on (1) through and including ten (10) years hereunder. The basic Monthly Rent shall be increased after year ten (10) as follows: as described in Article XXIII.

                       ARTICLE XXIII -- OPTION TO RENEW

     The Lessee is hereby granted an option to extend this Lease for two (2) five (5) year periods, and upon the exercise of any such option, all terms and conditions herein contained (other than with respect to Minimum Monthly Rent which shall be determined in accordance herewith but specifically including the confession of judgment provisions contained in Article XVII hereof) contained in the lease shall be applicable to each option period to the same extent as they are to the Term hereof. The Lessee shall notify the lessor in writing six (6) months prior to the expiration of the then current term of its intention not to extend said Lease, otherwise the extension shall be automatic. The Minimum monthly Rent shall be increased to seventeen thousand nine hundred sixteen dollars and 66 cents for the first renewal term, and nineteen thousand five hundred eighty-three dollars and 33 cents for the second renewal term.

                   ARTICLE XXIV -- ASSIGNMENT AND SUBLETTING

     1.  Assignment and Subletting.

     (a) Lessee shall not voluntarily, involuntarily, or by operation of law, assign, transfer, mortgage or otherwise encumber (herein collectively referred to as an "assignment") this Lease or any interest of Lessee herein, in whole or in part, not sublet the whole or any part of the leased Premises, not permit the leased Premises or any part thereof to be used or occupied by others, without first obtaining in each and every instance the prior written consent of Lessor, which will not be unreasonably withheld. Any consent by Lessor to an assignment or subletting or use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting or sue or occupancy by others, including, but not limited to a subsequent assignment or subletting by any trustee, receiver, liquidator, or personal representative of Lessee, nor shall the references anywhere in this Lease to subtenants, licensees and concessionaires be construed as a consent by Lessor to an assignment. If this Lease or any interest herein be assigned or if the leased Premises or any part thereof be sublet or used or occupied by anyone other than Lessee without Lessor's prior written consent having been obtained thereto, Lessor may nevertheless collect rent (including, but not limited to, Basic Monthly Rent, and Additional Rent) from the assignee, sublessee, user or occupant and apply the net amount collected to the rents herein reserved, and furthermore in any such event Lessee shall pay to lessor monthly, as additional rent, the excess of the consideration received or to be received during such month for such assignment, sublease or occupancy (whether or not denoted as rent) over the rental reserved for such month in this Lease applicable to such portion of the leased Premises so assigned, sublet or occupied. No such assignment, subletting, use, occupancy or collection shall be deemed a waiver of the covenant herein against assignment, subletting or use or occupancy by other, or the acceptance of the assignee, subtenant, user or occupant as lessee hereunder or constitute a release of Lessee from the further performance by Lessee of the terms and provisions of this Lease. If this Lease or any interest of Lessee herein be assigned or if the whole or any part of the Leased premises be sublet or used or occupied by others, after having obtain Lessor's prior written consent thereto, Lessee shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Lessee and Lessee shall not be released therefrom in any manner.

                           ARTICLE XXV -- SURRENDER

     1. The Lessee covenants to the Lessor to deliver up and surrender to the Lessor possession of the Leased Premises upon expiration of this Lease or its earlier termination as herein provided, broom clean and in as good condition and repair as the same shall be at the commencement of the Term of this Lease, or may have been put by the lessor during the continuance thereof, ordinary wear and tear excepted. Acceptance of delivery of the Leased Premises or opening same for business shall be deemed conclusive evidence that the Leased Premises were in good condition and repair at the commencement of the Term of this Lease.

     2. The Lessee shall at Lessee's expense remove all property of Lessee and all alterations, additions and improvements as to which the lessor shall have made the election hereinbefore provided, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition in which they were prior to the installation of the articles so removed, "ordinary wear and tear excepted". Any property not so removed and as to which the Lessor shall have not made said election, shall be deemed to have been abandoned by the Lessee and may be retained or disposed of by the lessor, as the lessor shall desire. The Lessee's obligation to observe or perform this covenant shall survive the expiration of the Term of this Lease.

                         ARTICLE XXVI -- MISCELLANEOUS

     1.  Access by Lessor.  Lessor may at all reasonable times during the Term
         ----------------
of this Lease enter to inspect the Leased Premises and/or may show the leased Premises and building to others. At any time within one (1) year immediately preceding the expiration of the Term of this

Lease, Lessor shall have the right to display on the exterior of the Leased Premises (but not so as to unreasonably obstruct the view thereof or access thereto) the customary "For Rent" sign and during such period Lessor may show the leased Premises and all parts thereof to prospective tenants between the hours of 9:00 AM. and 9:00 P.M., upon reasonable notice to Lessee and in the company of Lessee's representative or opportunity for such representative to be present upon the Leased Premise, on any day except Sunday and any legal or religious holiday on which Lessee shall not be open for business. Lessor also reserves the right after notice of intention to so enter (except that in the event of an emergency, no notice shall be required) to enter the Leased Premises at any time and from time to time to make such repairs, additions or alterations as it may deem necessary for the safety, improvement or preservation thereof, or of the Building, but Lessor assumes no obligation to do so, and the performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform the same. Lessor shall in no event be liable for any inconvenience, disturbances, loss of business or other damage to Lessee by reason of the performance by Lessor of any work in, upon, above or under the leased Premises. If Lessee shall have vacated or deserted the Leased Premises or, in the event of an emergency, or if in any other instance after Lessor has given written notice of Lessor's intention to enter, Lessee or Lessee's employees shall not be personally present to permit an entry into the Leased Premises, then in any such event, Lessor or its agents or employees may enter the same by the use of force or otherwise without rendering Lessor liable therefor, and without in any manner affecting Lessor's obligations under this lease. The exercise of such reserved right by Lessor shall not be deemed an eviction or disturbance of Lessee's use and possession of the leased Premises and shall not render Lessor liable in any manner to Lessee or to any other person, nor shall the same constitute any grounds for an abatement of any rent hereunder.

     2.  Holding Over.  Should Lessee hold over in possession of the Leased
         ------------
Premises after the expiration of the term hereof without the execution of a new lease agreement or extension or renewal agreement Lessee, at the option of Lessor, shall be deemed to be occupying the Leased Premises from month to month, subject to such occupancy being terminated by either party upon at least thirty
(30) days' written notice, at the rental, including, but not limited to, Basic Monthly Rent and Additional Rent all calculated, from time to time, as though the Term of this Lease had continued and otherwise subject to all of the other terms, covenants and conditions of the lease insofar as the same may be applicable to a month to month tenancy.

     3.  Successors.  All rights, obligations and liabilities herein given to,
         ----------
or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, trustees, receivers, legal representatives, successors and assigns of the said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee, legal representative, trustee, receiver, legatee or other personal representative of lessee unless the assignment to such party has been approved by Lessor in writing as provided in Section 14.1 (a) hereof.

     4.  Waiver.  The waiver by lessor of any breach of any term, covenant or
         ------
condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained. The subsequent acceptance by Lessor of rent due hereunder or any or all other monetary obligations of Lessee hereunder, whether or not denoted as rent hereunder, shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of lessee to make the particular payment so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of the Lease shall be deemed to have been waived by lessor, unless such waiver be in writing and executed by Lessor.

     5.  Custom and Usage.  Any law, usage or custom to the contrary
         ----------------
notwithstanding, Lessor shall have the right at all times to enforce the covenants and conditions of this lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the lessor in refraining from so doing at any time or times with respect to the 1 lessee hereunder or with respect to other tenants. The failure of Lessor at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as i having in any way or manner modified the same.

     6.  Accord and Satisfaction.  No payment by Lessee or receipt by Lessor of
         -----------------------
a lesser amount than any payment of Basic Monthly Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Basic Monthly Rent or Additional Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed and accord and satisfaction, and lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity.

     7.  Performance of Lessee's Covenants.  Lessee covenants and agrees that it
         ---------------------------------
will perform all agreements and observe all covenants herein expressed on its part to be performed and observed and that it will promptly, upon receipt of written notice specifying action desired by Lessor in connection with any such agreement or covenant, comply with such notice; and further, that if Lessee shall not comply with any such notice to the satisfaction of Lessor prior to the date on which such noncompliance would constitute an Event of Default, in addition to, and not in lieu of or in limitation of any other remedy which Lessor may have pursuant to this Lease, at law or in equity, Lessor may, but shall not be obligated to, enter upon the Leased Premises and do the things specified in said notice. Lessor shall have no liability to Lessee for any loss or damage existing in any way from such action and Lessee agrees to pay upon demand, as Additional Rent, any expense incurred by Lessor in taking such action. Notwithstanding the foregoing, Lessor's performance of any or all of Lessee's covenants shall not release Lessee from liability for nonperformance.

     8.  Entire Agreement.  The Lease, including the Exhibits and Rider, if any,
         ----------------
set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communication, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto, and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification if to be enforced. If any provision contained in any rider hereto is inconsistent with any printed revisions of this Lease, the provision contained in such rider shall supersede said printed provision. Lessee hereby acknowledges that this Lease contains no restrictive covenants or exclusive in favor of Lessee.

     9.   No Partnership. Lessor does not, in any way or for any purpose, become
          --------------
a partner of lessee in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Lessee.

    10.   Captions and Index.  The captions and index appearing in the lease are
          ------------------
inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

    11.   Lessee Defined; Use of Pronoun.  The word "Lessee" shall be deemed and
          ------------------------------
taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any noticed required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference even though Lessor or Lessee may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Lessor or Lessee an to either corporations, associations, partnerships or individuals, males and females, shall in all instances be assumed as though in each case fully expressed

     12.  Negation of Personal Liability.  Notwithstanding anything contained
          ------------------------------
herein to the contrary, Lessee and Lessor agree that neither party shall have personal liability with respect to any of the provisions of this Lease and Lessee and Lessor, respectfully, shall look solely to the estate and property of Lessor in the land and buildings comprising the Building of which the demised premises are a part for the satisfaction of Lessee's remedies, or the estate or the property of Lessee as to Lessor's remedies, including without limitation the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Lessor or Lessee in the event of any default or breach by Lessor or lessee with respect to any of the terms and provisions of this Lease to be observed and/or performed by Lessor or lessee, subject, however, to the prior rights of any holder of any Mortgage covering all or any part of the Building of which the demised premises are a part, and no other assets of lessor or Lessee or any principal of lessor or Lessee shall be subject to levy, execution or other judicial process for the satisfaction of claims and in the event either obtains a judgment against the other, the judgment docket shall be so noted. This Section shall insure to the benefit of Lessor's and Lessee's successors and assigns and their respective principals.

     13.  Effect of Governmental Limitation on Rents and Other Charges.  In the
          ------------------------------------------------------------
event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of Basic monthly Rent or Additional Rent or other charges payable be lessee to any amount less than that otherwise provided pursuant to this Lease, the following amounts shall nevertheless be payable by Tenant: (a) throughout such period of limitation, Tenant shall remain liable for the maximum amount of Basic monthly Rent, Additional Rent, and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this lease except that all amounts payable by reason of the Section 15 shall not in the aggregate exceed the total of all amounts which would otherwise be payable by Lessee pursuant to the terms of this lease for the period of limitation), (b) at the termination of such period limitation, Lessee shall pay to Lessor, on demand but only to the extent legally collectible by lessor, any amounts which would have been due from the Lessee during the period of limitation but which were not paid because of such limiting law, decision, rule or regulation, and ( c) for the remaining term of this Lease following the period of limitation, Lessee shall pay to Lessor all amounts due for such portion of the Term of this lease in accordance with the terms hereof calculated as though there had been no intervening period of limitation.

     14.  Partial Invalidity; Separate Covenants.  If any term, covenant or
          --------------------------------------
condition of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant and condition of this lease shall be valid be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this lease is, and shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease unless expressly so provided.

     15.  Recording.  Lessee shall not record this lease without the written
          ---------
consent of lessor. If Lessor requests, the parties shall execute and acknowledge short form of lease for recording purposes which shall be recorded at lessor's expense.

     16.  Brokerage Commission.  Landlord and tenant agree that Commercial-
          --------------------
Industrial Realty Company ("CIR") is entitled to receive a real estate commission as per separate agreement between landlord and broker.

     17.  Construction.  It is the intent of the parties hereto that if any
          ------------
term, covenant, condition, or agreement of this Lease is capable of two or more constructions, one or more of which would render the provisions void, and the other or others of which would render the provision valid, then the provision shall have the meaning or meanings which would render it valid.

     18.  Submission of Lease to Lessee.  THE SUBMISSION BY LESSOR TO LESSEE OF
          -----------------------------
THIS LEASE SHALL HAVE NO BINDING FORCE OR EFFECT, SHALL NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE LEASED PREMISES, NOT CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL, THE EXECUTION THEREOF BY LESSOR AND THE DELIVERY OF AN EXECUTED ORIGINAL COPY THEREOF TO LESSEE OR ITS REPRESENTATIVE.

                        ARTICLE XXVII -- BINDING CLAUSE

     This Agreement shall be binding upon and shall insure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

                       ARTICLE XXVIII -- NOTICE TO SELL


     Lessor does not intend to sell or offer to sell leased premises at this time. However, if at any time in the future, and before the expiration date of this lease, Lessor should decide to offer the premises for sale, then Lessee shall be notified in writing of such intent to sell. Further, Lessee shall be excluded from any real estate brokerage contract that Lessor may enter into for the purpose of selling the leased premises.

     IN WITNESS WHEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have caused this Lease to be duly executed and their seals to be hereunto affixed on the day and year first above written.

                                    Robert M. Mumma, II, G.R.A.T.


                                    By: /s/ Robert M. Mumma, II, G.R.A.T.
                                        ---------------------------------

                                    Attest: /s/
                                            -----------------------------
                                                     "Lessor"


                                        /s/ Ronald C. Elliot
                                        ---------------------------------

                                    By: Ronald C. Elliot
                                        ---------------------------------

                                    Attest: /s/
                                            -----------------------------
                                                     "Lessee"

                                   AGREEMENT

Robert M. Mumma, II, Landlord, agrees to pay QTL Corporation, Tenant, the sum of thirty thousand dollars ($30,000.00) to be used to terminate current lease and for moving expenses. This $30,000.00 shall be due and payable on the date of commencement of the lease for the 1520 Bobali Drive premises.


Date: November 23, 1998                        /s/ Robert M. Mumma, II
                                               -------------------------------
                                               Robert M. Mumma, II G.R.A.T.
                                               Trustee


                                               /s/ R.C. Elliot
                                               ------------------------------
                                               QTL Corporation
                                               Title: President

                                  EXHIBIT "A"

                            Description of Premises

A fifty thousand (50,000) square foot warehouse to be constructed on a 9.175 acre tract known as 1520 Bobali Drive, Swatara Township, Dauphin County, Pennsylvania, more specifically described as Lot 23B, on the plan entitled "Friendship Center" as recorded in Dauphin County Plan Book N, Volume 3, Page 52, and in Dauphin County Record Book 252, page 142.
Tax Map Parcel # 63-24-39

                                  Exhibit "B"


                           [SITE PLAN FOR TRACT 23B]

                               EXHIBIT "C" & "D"

                       [TRACT 23B, SWATARA TOWNSHIP, PA
                      STRUCTURAL NOTES & TYPICAL DETAILS]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                               FOUNDATION PLAN]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                              ROOF FRAMING PLAN]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                          TYPICAL SECTIONS & DETAILS]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                          TYPICAL SECTIONS & DETAILS]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                               PANEL ELEVATIONS]

                                  [TRACT 23B
                             SWATARA TOWNSHIP, PA
                               PANEL ELEVATIONS]

                                  EXHIBIT "E"


                                 [FLOOR PLAN]

                                  EXHIBIT "F"

[LEFT SIDE ELEVATION]
[REAR ELEVATION]
[RIGHT SIDE ELEVATION]
[FRONT ELEVATION]

                              ASSIGNMENT OF LEASE
                              -------------------

    KNOW ALL MEN BY THESE PRESENTS, that Robert M. Mumma, II, G.R.A.T., original Lessor, Party of the first part, for and in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, to it paid by Robert
M. Mumma, II, Party of the second part, the receipt whereof is hereby acknowledged, has assigned, transferred and does hereby assign and transfer to the said party of the second part, all right, title and interest of the said party of the first party in and to a certain lease agreement dated November 17, 1998 with a lease addendum dated March 24, 1999 by QTL Corporation, leasing the premises hereafter to be erected at 1520 Bobali Drive, Harrisburg, Pennsylvania 17104.

    In Witness Whereof, said party of the first party has caused these presents to be signed by its Trustee this 6th day of April, 1999.

Witness:

/s/ Susan Mumma                      /s/ Robert M. Mumma II       (SEAL)
-----------------------              -----------------------------
                                     Robert M. Mumma, II, Trustee
                                     Robert M. Mumma, II G.R.A.T.


                             CONSENT TO ASSIGNMENT

     And now, this 9th day of April, 1999, QTL Corporation, Lessee under the above-mentioned lease agreement, in consideration of One Dollar and other valuable considerations, does hereby consent to the Assignment of all of the right, title and interest of the Robert M. Mumma, II GRAT to Robert M. Mumma, II in the Lease Agreement dated November 17, 1998 with addendum dated March 24, 1999.

     Witness my hand and seal of behalf of QTL Corporation the day and year foresaid.

Attest:                              QTL Corporation


/s/ Caron Pearce                 by: /s/ Jeffrey Grace
-----------------------              -----------------------------
H/R  4/10/99                         Controller       4/10/99

                                LEASE ADDENDUM

This lease addendum, made this 24th day of March, 1999, by and between ROBERT M. MUMMA, G.R.A.T. ("Lessor") and QTL CORPORATION ("Lessee").

Whereas Lessor and Lessee did enter into a lease agreement dated November 17, 1998 for 50,000 square feet of warehouse space located at 1520 Bobali Drive, Harrisburg, PA 17104.

Whereas Lessor and Lessee agree to the following:

                Page 5, Article II, Paragraph 1, shall be amended to read that Lessor represents to Lessee that occupancy will take place no later than July 1, 1999.

All other terms and conditions of the aforementioned Lease shall remain in full force and effect except where modified by this document.


WITNESS:                                        ROBERT M. MUMMA, II, GRAT

-------------------------                       -------------------------------
                                                Date:



WITNESS:                                        QTL CORPORATION

/s/ Caron Pearce                                /s/ Jeffrey Grace
-------------------------                       -------------------------------
3/25/99                                         Date: 3/25/99

                    [NEW AMERICA INTERNATIONAL LETTERHEAD]


November 24, 1998

Ron Elliott
QTL Corporation
1353 Dayton Street
Salinas, CA 93962

RE: Harrisburg Warehouse Lease

Dear Ron:

Enclosed is your signed Harrisburg warehouse lease and moving expense side agreement letter. Please initial each of the individual lease pages and return one lease to me as soon as possible.

Also enclosed is a receipt for your security deposit of $15,625.

Please note that the lease cover page and page #4 were corrected to indicate your Salinas address, and page #8 was revised to show an occupancy lease date of May 1/st/, 1999, instead of March 1/st/, 1998.

Sincerely,

COMMERCIAL-INDUSTRIAL REALTY COMPANY

/s/ Peter A. Gemora
Peter A. Gemora
REALTOR

PAG/sem

enclosures

                                 [LETTERHEAD]

QTL CORPORATION                                                         36989

        Robert M. Mumma, II                       Check Number:    36989
                                                  Check Date:      Nov 19, 1998

                                                  Check Amount:   $15,625.00
Item to be Paid - Description                     Discount Taken   Amount Paid
--------------------------------------------------------------------------------
          security deposit                                          15,625.00


/s/ Received 11/28/98 Robert M. Mumma II


                             [FACSIMILE OF CHECK]